EXHIBIT 5

                                                                Avnet, Inc.

                                                                David R. Birk
                                                           Senior Vice President
                                                                    and
                                                               General Counsel

                                                                July 31, 1998
Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

Re:      Registration Statement on Form S-3
         Registration No. 333-53691
         --------------------------

Ladies and Gentlemen:

     I refer to the  above-referenced  Registration  Statement  on Form S-3 (the
"Registration Statement") filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $500,000,000 aggregate principal amount of the Company's debt securities to be issued from time to time in one or more public offerings (the "Debt Securities").

     I have examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the foregoing, it is my opinion that the Debt Securities, when issued or delivered in the manner provided for in the form of Underwriting Agreement filed as an exhibit to the Registration Statement, will be legally issued and the binding obligations of the Company under the laws of the State of New York, which laws govern the Indenture providing for the Debt Securities.

     I consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.

                                            Very truly yours,

                                             /s/David R. Birk

                                             David R. Birk
DRB/me

        Avnet, Inc. o 80 Cutter Mill Road o Great Neck, NY 11021-3107 o
                            Telephone (516) 466-7000